Exhibit 10.8

NONQUALIFIED STOCK OPTION

granted by

AWARE, INC.
(hereinafter called the “Company”)

to

<Employee Name>
(hereinafter called the “Holder”)

under the

2001 NONQUALIFIED STOCK PLAN

For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following option:

FIRST:   Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”).  Schedule A hereto, the provisions of which are incorporated by reference herein, sets forth (a) the maximum number of shares that the Holder may purchase upon exercise of this Option, (b) the exercise price per share of Common Stock purchasable hereunder, (c) the expiration date of this Option, (d) the vesting rate and (e) certain other terms and conditions applicable to this Option.

This Option is and shall be subject in every respect to the provisions of the Aware, Inc. 2001 Nonqualified Stock Plan, as the same may be amended from time to time (the “Plan”).  A copy of the Plan is available for review at the offices of the Company and a copy of the Plan will be provided upon request to each person granted an Option pursuant to the Plan.  The Plan is hereby incorporated herein by reference and made a part hereof.  In the event of any conflict or inconsistency between the terms of this Option and those of the Plan, the terms of the Plan shall govern.  The term “Committee” is used herein with the meaning ascribed to it in the Plan.

This Option shall be exercised in whole or in part by the Holder’s delivery to the Company of written notice (the “Notice of Exercise”) setting forth the number of shares with respect to which this Option is to be exercised, together with (a) cash in an amount, or certified check, bank check, postal or express money order payable in an amount, or other instrument acceptable to the Committee and payable in an amount, equal to the aggregate exercise price for the shares being purchased, (b) with the consent of the Committee, shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to such aggregate exercise price, but only shares that have been owned by the Holder for a period of at least six months and that are not then subject to restrictions; (c) with the consent of the Committee, by the Holder delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay such aggregate exercise price; provided that in the event the Holder chooses to pay such aggregate exercise price as so provided, the Holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, and the Company need not act upon such exercise notice until the Company receives full payment of such aggregate exercise price; or (d) by any other means which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

SECOND:   The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register shares of Common Stock reserved for issuance under the Plan.  At any time at which such a registration statement is not in effect, it shall be a condition precedent to any exercise of this Option that the Holder shall deliver to the Company a customary “investment letter” satisfactory to the Company and its counsel in which, among other things, the Holder shall (a) state that he or she is acquiring shares of Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof and (b) acknowledge that those shares are not freely transferable except in compliance with federal and state securities laws.

THIRD:   As promptly as practicable after receipt by the Company of the Notice of Exercise and related investment letter and payment of the exercise price pursuant to Paragraphs First and Second hereof, the Company shall deliver to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) a certificate registered in the name of the Holder (or the names of the other individual or individuals exercising this Option) and representing the number of shares with respect to which this Option is then being exercised; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificate for such shares shall be extended for the period necessary to take and complete such action.  The Company may imprint upon said certificate the restrictive legends contemplated by Section 15(a) of the Plan or such other legends as counsel for the Company may consider appropriate.  Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice or, if none, at the last known address of the Holder on file with the Company.  The Company will pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

The Company will, at all times while any portion of this Option is outstanding, reserve and keep available, out of shares of its authorized and unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option.

FOURTH:   If the Company shall effect any subdivision or consolidation of shares of its stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised this Option in full immediately prior to such event.

After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (a) the Company shall be the surviving corporation, and (b) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, the Holder of this Option shall, at no additional cost, be entitled upon exercise of this Option to receive in lieu of the number of shares as to which this Option shall then be so exercisable, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which this Option was exercisable.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a “Transaction”) while this Option remains outstanding, then:

(a)           subject to the provisions of clauses (b) and (c) below, after the effective date of the Transaction, the Holder of this Option shall be entitled, upon exercise hereof and at no additional cost, to receive shares of Common Stock or, if applicable, shares of such other stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the Transaction;

(b)           the Committee may accelerate the time for exercise of this Option to a date prior to the effective date of the Transaction, as specified by the Committee; or

(c)           this Option may be canceled by the Committee as of the effective date of the Transaction, provided that (i) notice of such cancellation shall have been given to the Holder and (ii) the Holder shall have the right to exercise this Option to the extent the same is then exercisable or, if the Committee shall have accelerated the time for exercise of this Option, in full during the thirty-day period preceding the effective date of the Transaction.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

FIFTH:   Neither the Holder nor any other person shall, by virtue of the granting of this Option, be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised pursuant to the terms hereof with respect to such shares and the Company has issued and delivered the shares to the Holder.

SIXTH:   This Option is not transferable by the Holder or by operation of law, otherwise than by will or under the laws of descent and distribution.

This Option is exercisable only by the Holder during the Holder’s lifetime and by the Holder only while he or she is providing services to the Company, except that if the services of the Holder are terminated for any of the following reasons, the Holder shall have the right to exercise this Option within two years after the date of such termination of services (but not later than the expiration date of this Option) with respect to the shares which were purchasable by the Holder by exercise of this Option at the time of such termination of services:

(i)	Termination of services by the Holder;
(ii)	Termination of services by the Company; or
(iii)	Termination of services by Normal Retirement (as defined in the Plan).

Notwithstanding the foregoing, in the event of the death of the Holder prior to termination of the Holder’s services to the Company and prior to the date of expiration of this Option, the Holder’s executors, administrators or any individual or individuals to whom this Option is transferred by will or under the laws of descent and distribution, as the case may be, shall have the right to exercise this Option with respect to the number of shares purchasable by the Holder at the date of death at any time within two years after the date of such death (but not after the expiration date of this Option).

Notwithstanding the foregoing, in the event of the Disability (as defined in the Plan) of the Holder prior to termination of the Holder’s services to the Company and prior to the date of expiration of this Option, the Holder shall have the right to exercise this Option at any time within two years after the date of such Disability (but not after the expiration date of this Option) with respect to the number of shares which were purchasable by the Holder at the date of such Disability.

SEVENTH:   The Holder agrees that, upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Holder will not, for a period of time (not to exceed one hundred eighty (180) days) following the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock received pursuant to this Option, without the prior written consent of the Company or such underwriters, as the case may be, and that the Holder will execute and deliver to the Company or such underwriters a written agreement to that effect, in such form as the Company or such underwriters shall designate.

EIGHTH:   If the Company in its discretion determines that it is obligated to withhold income or employment taxes required by any governmental authority with respect to the exercise of this Option, the Holder agrees that the Company may withhold from the Holder’s wages, or other amounts due to the Holder from the Company, the appropriate amount of federal, state or local withholding taxes attributable to such exercise.  The Holder may elect, with the consent of the Committee, the amount required to be withheld may be satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of this Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such exercise, or (b) transferring to the Company shares of Common Stock owned by the Holder for a period of at least six (6) months and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such exercise.

The Holder further agrees that, if the Company does not withhold an amount from the Holder’s wages sufficient to satisfy the Company’s withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

NINTH:   Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the President of the Company, or such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the President of the Company at such office or other address.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

TENTH:   This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth in Schedule A hereto.

AWARE, INC.

By:
<Name>
Chief Financial Officer

AWARE, INC.

Nonqualified Stock Option

SCHEDULE A

Name of Holder:	<Employee Name>
Date of Grant:	<Date>
Maximum number of shares for which this Option is exercisable:	<Option Amount>
Exercise (purchase) price per share:	<Option Price>
Expiration date of this Option:	<Expiration Date>
Vesting rate:	<Vesting Schedule>

AWARE, INC.

Date: <Date>	By:
<Name>
Chief Financial Officer

The undersigned Holder acknowledges receipt of the Option of which this Schedule A is a part and agrees to be bound by all obligations of the Holder as set forth in such Option or in the Plan.

HOLDER

<Employee Name>